Exhibit 10.15

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT



     THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT dated as of September 30, 2005 is made by and between C. Ryan Solberg and Conrad J. Solberg (each a "Purchasers" and collectively, the "Purchasers") and PlanGraphics, Inc. a Maryland Corporation (the "Seller").

     WHEREAS, Seller owns 793 Series B Non-Voting membership units (the "Units") of Jobview, LLC, a Minnesota limited liability company (the "Company"), which Units are represented by Certificate No. B-1; and

     WHEREAS, Seller desires to sell the Units to Purchasers and Purchasers desire to purchase the Units from Seller pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

     1. Purchase and Sale. Subject to the terms and conditions of this Agreement, Purchasers agrees to purchase from Seller and Seller agrees to sell to Purchasers the Units as follows:

          1.1 Purchase by C. Ryan Solberg. For a purchase price of $100,000, or approximately $250.00 per Unit, and other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged by Seller, C. Ryan Solberg hereby agrees to purchase 400 Units of Seller as of the Closing Date.

          1.2 Purchase by Conrad J. Solberg. For a purchase price of $98,250, or approximately $250.00 per Unit, and other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged by Seller, C. Ryan Solberg hereby agrees to purchase 393 Units of Seller as of the Closing Date.

     2. Closing; Closing Deliveries. The closing of the transactions contemplated by this Agreement shall occur on September 30, 2005 or such other date as the parties may mutually agree (the "Closing Date"). All amounts payable by the Purchasers under this Agreement shall be paid within ten calendar days of the Closing Date by delivery of a wire transfer to an account designated by Seller or by delivery of a cashiers check payable to the Seller. Purchasers will deliver to Seller their respective purchase price for the Units for a total of $198,250 in respect of all Units of Seller and within 3 calendar days of the receipt of the wire transfer or cashiers check, the Seller will deliver to Purchasers, duly endorsed for transfer, the membership unit power in substantially the form attached hereto as Exhibits A-1 and A-2 (the "Membership Unit Powers"), and the Company will reflect on its books and records the ownership each Purchaser's name of the respective number of Units set forth in
Section 1.1 and Section 1.2 above. Notwithstanding anything herein to the contrary and notwithstanding the fact that payment of the purchase price for the Units shall occur after the Closing Date, the parties acknowledge and agree that title to the Units shall pass to the Purchasers and the Purchasers shall be deemed to be the owners of record of the Units as of the Closing Date.

     3. Warranties of Seller. Seller hereby represents and warrants to each Purchaser as follows as of the date hereof and as of the Closing Date:

          3.1. Ownership of Units. Seller is the lawful owner of all Units to be transferred hereunder free and clear of all liens, charges, set-offs, encumbrances and commitments of any kind.

          3.2. Validity of Title Transfer. The delivery of the Membership Unit Powers shall transfer valid title thereto to Purchasers free and clear of all liens, charges, set-offs, encumbrances and commitments of any kind.

          3.3 Authority. Seller is duly organized and validly existing under the laws of the state of Maryland, with full power and authority to enter into this Agreement and to sell the Units. The execution, delivery and performance of this Agreement by Seller have been duly authorized by Seller.

          3.4 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution hereof and the consummation of the transactions contemplated hereby.

     4. Treatment of Certain Distributions. The parties acknowledge and agree that any distribution to the Purchasers on the Units declared by the Board of Governors of the Company under Section 4.4 of that certain Member Control Agreement of the Company dated May 11, 2004 as being in respect of (a) the Company's operation for the fiscal year ended December 31, 2005 (the "2005 Distribution") or (b) the Company's operation for any fiscal year of the Company prior to January 1, 2005 (the "Prior Year Distribution") shall be the property of the Seller notwithstanding the fact that the Seller is neither the owner of the Units nor a member of the Company at the time of the 2005 Distribution or the Prior Year Distribution, respectively. The Purchasers acknowledge and agree that they shall direct the Company to pay over the 2005 Distribution or the Prior Year Distribution to the Seller or if the Company shall refuse to pay over the 2005 Distribution or the Prior Year Distribution, each Purchaser shall endorse or pay over to Seller any amounts paid to such Purchaser as the 2005 Distribution or the Prior Year Distribution. Notwithstanding the above, the Seller shall in no event be entitled to, or have any claim for, any distribution to members of the Company of cash or property of the Company or any other person in respect of any sale of the Company's assets, merger, exchange, consolidation, liquidation or similar type transaction or any distribution that is not the 2005 Distribution or the Prior Year Distribution.

     5. Further Assurances. From time to time following the execution of this Agreement, at the request of a Purchaser and without further consideration, the Seller shall promptly execute and deliver to a Purchaser such certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may reasonably be requested more effectively to sell, convey, assign and transfer to and vest in a Purchaser or to put a Purchaser in possession of the Units purchased and all benefits related thereto.

     6. Survival. The representations, warranties, covenants and agreements set forth in this Agreement will survive the date of this Agreement and the consummation of the transactions contemplated by this Agreement.

     7. Governing Law. This Agreement shall be governed by the laws of the State of Minnesota, regardless of the laws that might be applicable under the principles of conflicts of law, in all matters including but not limited to matters of validity, construction, effect and performance.

     8. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than expressly set forth or referred to herein.

     9. Assignment. This Agreement shall be binding upon the heirs, successors and permitted assigns of each party. This Agreement is made solely for the benefit of the parties, their successors and permitted assigns and no other party shall acquire or have any right by virtue hereof.

     10. Counterparts; Facsimile Signatures.This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one Agreement. Delivery of an executed copy of this Agreement by facsimile will constitute delivery of an original.



                             [signatures next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.



                                           /S/ C. Ryan Solberg
                                           -------------------------------
                                           C. Ryan Solberg



                                           /S/ Conrad J. Solberg
                                           -------------------------------
                                           Conrad J. Solberg



                                           PLANGRAPHICS, INC.


                                           /S/ John C. Antenucci
                                           -------------------------------
                                           John Antenucci
                                           President and Chief Executive Officer


     Jobview, LLC hereby acknowledges and agrees to the transfer of the Units from Seller to Purchasers set forth above and agrees to amend Schedule A of the Company's Member Control Agreement dated May 11, 2004 to reflect the transfer of the Units from Seller to Purchasers.



                                           JOBVIEW, LLC



                                           /S/ Robert F. Bro
                                           -------------------------------
                                           Robert F. Bro, President

                                                                     EXHIBIT A-1



                              MEMBERSHIP UNIT POWER

     FOR VALUE RECEIVED, PlanGraphics, Inc., a Maryland corporation ("PlanGraphics"), hereby sells, assigns, transfers and conveys to C. Ryan Solberg, Four Hundred (400) Series B Non-Voting membership Units (the "Units") of Jobview, LLC, a Minnesota limited liability company ("Jobview"), constituting PlanGraphics's entire ownership interest in Jobview, standing in PlanGraphics's name on the books of Jobview and represented by Certificate No. B-1 and does hereby irrevocably constitute and appoint C. Ryan Solberg attorney-in-fact to transfer the Units on the books of the corporation with full power of substitution in the premises.



Dated Effective:  September 30, 2005



                                            PLANGRAPHICS, INC.

                                            /S/ John C. Antenucci
                                            ------------------------------------
                                            John Antenucci, President and Chief
                                            Executive Officer

                                                                     EXHIBIT A-2



                              MEMBERSHIP UNIT POWER

     FOR VALUE RECEIVED, PlanGraphics, Inc., a Maryland corporation ("PlanGraphics"), hereby sells, assigns, transfers and conveys to Conrad J. Solberg, Three Hundred Seventy Three (373) Series B Non-Voting membership Units (the "Units") of Jobview, LLC, a Minnesota limited liability company ("Jobview"), constituting PlanGraphics's entire ownership interest in Jobview, standing in PlanGraphics's name on the books of Jobview and represented by Certificate No. B-1 and does hereby irrevocably constitute and appoint Conrad J. Solberg attorney-in-fact to transfer the Units on the books of the corporation with full power of substitution in the premises.



Dated Effective:  September 30, 2005



                                            PLANGRAPHICS, INC.

                                            /S/ John C. Antenucci
                                            ------------------------------------
                                            John Antenucci, President and Chief
                                            Executive Officer